UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

March 6, 2007

MULTICELL TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-10221	52-1412493
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

701 George Washington Highway
Lincoln, Rhode Island 02865
(Address of principal executive offices, including zip code)

(401) 333-0610
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Multicell Technologies, Inc. (the “Company”) announced today it has completed a financing agreement with La Jolla Cove Investors (“LJCI”). Pursuant to a Debenture Purchase Agreement dated February 28, 2007 between the Company and LJCI (the “Debenture Purchase Agreement”), the Company sold a convertible debenture to LJCI with a principal amount of $1,000,000, with an annual interest rate of 7.75%, expiring twelve months after issuance and convertible into shares of the Company’s common stock (the “Initial Note”). In addition, pursuant to a Registration Rights Agreement dated February 28, 2007 between the Company and LJCI (the “Rights Agreement”), the Company agreed to register with the U.S. Securities and Exchange Commission (the “SEC”) 12 million shares of the Company’s common stock underlying the Initial Note for re-sale by LJCI. $250,000 of the purchase price of the Initial Note was funded upon closing of the financing with the balance of the purchase price to be payable in installments. The $250,000 funded upon closing is secured by pledges of Company common stock held by certain insiders of the Company pursuant to a Stock Pledge Agreement dated February 28, 2007 (the “Pledge Agreement”). Pursuant to a letter dated February 28, 2007 (the “Note Letter”) from LJCI to and acknowledged by the Company, the Company agreed to sell to LJCI an additional $1,000,000 with the same terms as the Initial Note no later than thirty days after the principal amount outstanding under the Initial Note is less than $250,000.

In addition, pursuant to a Securities Purchase Agreement dated February 28, 2007 between the Company and LJCI (the “Securities Purchase Agreement”), the Company agreed to sell to LJCI a convertible debenture with a principal amount of $100,000, an annual interest rate of 4.75%, expiration date of February 28, 2012 and convertible into shares of the Company’s common stock (the “Second Note”). The shares underlying the Second Note are not required by LJCI to be registered with the SEC. All $100,000 principal amount of the Second Note was funded to the Company upon closing.

In addition, the Company issued LJCI a warrant (the “Warrant”) to purchase up to 10 million shares of the Company’s common stock at a strike price of $1.09 per share, exercisable over the next 5 years pursuant to a schedule outlined in a letter dated February 28, 2007 from LJCI to and acknowledged by the Company (the “Warrant Letter”).

We plan to use the proceeds from this financing for general corporate purposes and for working capital.

The description of the Debenture Purchase Agreement, the Rights Agreement, the Securities Purchase Agreement, the Pledge Agreement, the Initial Note, the Second Note, the Warrant, the Note Letter and the Warrant Letter in this current report is qualified in its entirety by reference to such agreements, attached hereto as exhibits.

Item 2.03.	Creation of a Direct Financial Obligation.

See Item 1.01 above.

Item 3.02.	Unregistered Sales of Equity Securities

See Item 1.01 above.

Item 8.01.	Other Events

On March 6, 2007, we issued a press release announcing the closing on the financing transaction described above with LJCI as set forth in Exhibit 99.1.

Item 9.01.	Exhibits

Exhibit No.	Description

10.1	Debenture Purchase Agreement between Multicell Technologies, Inc. and La Jolla Cove Investors, Inc. dated February 28, 2007

10.2	Registration Rights Agreement between Multicell Technologies, Inc. and La Jolla Cove Investors, Inc. dated February 28, 2007

10.3	Stock Pledge Agreement dated February 28, 2007

10.4	7 ¾ % Convertible Debenture for $1,000,000

10.5	Escrow Letter dated February 28, 2007 from La Jolla Cove Investors, Inc.

10.6	Letter dated February 28, 2007 from La Jolla Cove Investors, Inc.

10.7	Securities Purchase Agreement between Multicell Technologies, Inc. and La Jolla Cove Investors, Inc. dated February 28, 2007

10.8	4 ¾ % Convertible Debenture for $100,000

10.9	Warrant to Purchase Common Stock dated February 28, 2007

10.10	Letter dated February 28, 2007 from La Jolla Cove Investors, Inc.

99.1	Press Release dated March 6, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MULTICELL TECHNOLOGIES, INC.

By:	/s/ Stephen Chang
Stephen Chang
President and Chief Executive Officer

Date: February 28, 2007